UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 3, 2018

____________________________

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

227 W. Valley Blvd. #208A, San Gabriel, CA		91776
(Address of principal executive offices)		(Zip Code)

(626) 589-2468

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐       Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐       If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

The Company issued a press release in which it announces its entry into a letter of intent with BCBDG, Inc., currently controlled by Breakwater MB, LLC and its manager, Paul Dickman, one of the Company’s directors, pursuant to which the Company seeks to acquire exclusive rights to all sales channels for BCDBG, Inc.’s VitaMist product line (retail, online, MLM) in Asian markets domestically and internationally, and for development of an exclusive product line for the Company designed with the global Asian market in mind including vitamins only sprays and vitamins/CBD combinations.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release announcing entry into a letter of intent with BCBDG, Inc. for an exclusive license for all sales channels for BCDBG, Inc.’s VitaMist product line (retail, online, MLM) in Asian markets domestically and internationally, and for development of an exclusive product line for the Company designed for the global Asian market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 3, 2018

ChineseInvestors.com, Inc.

By: /s/ Wei Wang

Name: Wei Wang

Title: Chief Executive Officer

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